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Energizer and Spectrum Brands Announce Clearance from European Commission for Energizer’s Acquisition of Spectrum Brands' Battery and Portable Lighting Business

ST. LOUIS and MIDDLETON, Wis., Dec. 11, 2018 -- Energizer Holdings, Inc. (NYSE: ENR) ("Energizer") and Spectrum Brands Holdings, Inc. (NYSE: SPB) (“Spectrum Brands”) today announced that they have received clearance from the European Commission (“EC”)  for Energizer’s proposed acquisition of Spectrum Brands' battery and portable lighting business. The parties have now received all outstanding approvals necessary to complete the transaction and expect to close the transaction in January 2019.  The transaction will be funded through a mix of term loans and senior notes, which have been raised and are being held in escrow, as well as cash on hand.

As previously announced, the EC's approval is conditional on the divestiture of the Varta® consumer battery, chargers, portable power and portable lighting business in the Europe, the Middle East and Africa region, including manufacturing and distribution facilities in Germany (the “Varta Divestment Business”).  Energizer will retain the rights to the Varta® brand in the rest of the world, as well as Spectrum’s global Rayovac®-branded consumer and hearing aid batteries business.  Energizer intends to begin the formal divestiture process immediately following the closing of the acquisition.  Energizer expects to complete the divestiture of the Varta Divestment Business during the first half of calendar year 2019.

“The receipt of the EC’s approval is a critical step forward toward completing the acquisition of Spectrum Brands’ battery and lighting business and we are excited to turn our attention to finalizing the transaction and realizing the strategic and financial benefits it offers," said Alan Hoskins, Energizer's Chief Executive Officer. "The acquisition will significantly expand our battery business and enhance our long-term brand building capabilities as we broaden our portfolio,  realize meaningful synergies and further enhance our ability to drive long-term shareholder value."

"We are pleased to have received the EC’s approval and are excited about closing this transaction in January of 2019. The closing of this transaction will permit us to significantly reduce our indebtedness and increase our operational focus on our remaining business units," said David Maura, Spectrum Brands’ Executive Chairman and Chief Executive Officer. “I would like to thank all our employees and all of Energizer’s employees for navigating this transaction to a successful outcome. I’m confident that

Energizer’s stewardship and investment behind the combined battery businesses will create value for all stakeholders for many years to come.”

In addition to conditional approval from the EC, Energizer and Spectrum Brands have already obtained approval of the transaction in the United States, Australia, and Colombia.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the expected benefits of the proposed transaction, the anticipated timing of the completion of the proposed transactions, the uses of any proceeds from the transaction and the process and timeline with respect to sale of the Varta Divestment Business. These forward-looking statements generally are identified by the words “opportunity,” “offers,” “expected,” “intends,” “anticipated” and similar words and expressions. Any statements that are not statements of historical fact should be considered to be forward-looking statements. Any such forward looking statements are made based on information currently known and are subject to various risks and uncertainties. Risks and uncertainties to which these forward-looking statements are subject include, without limitation: (1) the proposed transactions and/or the divestment of the Varta Divestment Business may not be completed on the anticipated terms and timing or at all, (2) conditions imposed on required regulatory approvals that could adversely affect the anticipated benefits from the proposed transactions, (3) a condition to closing of the proposed transaction may not be satisfied, (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (5) the ability to obtain or consummate financing or refinancing related to the transactions upon acceptable terms or at all, (6) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transactions, (7) negative effects of the announcement or the consummation of the transaction on the market price of Energizer’s common stock, (8) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Energizer’s operations after the consummation of the transactions and on the other conditions to the completion of the proposed transactions, (9) the risks and costs associated with, and the ability of Energizer to, integrate the businesses successfully and to achieve anticipated synergies, (10) the risk that disruptions from the proposed transactions will harm Energizer’s business, including current plans and operations, (11) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (12) the ability of Energizer to retain and hire key personnel, (13) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S. or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, and (14) management’s response to any of the aforementioned factors. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Energizer’s and Spectrum Brands’ most recent 10-K, 10-Q, 8-K reports and other publicly available filings. Energizer and Spectrum Brands do not assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and Eveready®. Energizer is also a leading designer and marketer of automotive fragrance and appearance products from recognized brands such as NuFinish®,  Refresh Your Car!®, California Scents®, Driven®, Bahama & Co.®, LEXOL® and Eagle One®. As a global branded distributor of consumer products, our mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, Inc. (NYSE: SPB) a member of the Russell 1000 Index, is a global and diversified consumer products company and a leading supplier of consumer batteries, residential locksets, residential builders' hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, and auto care products. Helping to meet the needs of consumers worldwide, our Company offers a broad portfolio of market-leading, well-known and widely trusted brands including Rayovac®, VARTA®, Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Black + Decker®, Tetra®, Marineland®, Nature's Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Healthy-Hide®, Digest-eeze™, Littermaid®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, Liquid Fence®, Armor All®, STP® and A/C PRO®. Spectrum Brands' products are sold in approximately 160 countries. In fiscal 2017, Spectrum Brands Holdings generated net sales from continuing operations of approximately $3.0 billion. For more information, visit www.spectrumbrands.com.

SOURCE: Energizer Holdings, Inc. and Spectrum Brands Holdings, Inc.

For further information contact:

Energizer Holdings, Inc., Jacqueline Burwitz, Investor Relations, 314-985-2169, JacquelineE.Burwitz@energizer.com; or

Spectrum Brands Holdings, Inc., Investor/Media Contact: Dave Prichard, 608-278-6141